UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Materials under § 240.14a-12

UNITED FIRE GROUP, INC.

(Name of registrant as specified in its charter)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

UNITED FIRE GROUP, INC.

SUPPLEMENT TO THE PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2024

May 1, 2024

On behalf of the Board of Directors of United Fire Group, Inc. (the “Company,” “we,” “us,” or “our”), we are writing to provide additional information to supplement the information contained in our Proxy Statement for the upcoming 2024 Annual Meeting of Shareholders to be held on May 15, 2024 (the “Annual Meeting”) filed with the Securities and Exchange Commission on April 2, 2024 (“Proxy Statement”). Specifically, we would like to provide clarification around the compensation package for Julie Stephenson, our Executive Vice President and Chief Operating Officer.

The Company was recently informed by Institutional Shareholder Services (“ISS”) that Proposal 3, the proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers (the “Say-On-Pay Advisory Vote”), received an unfavorable recommendation due to concerns with bonuses included in Julie Stephenson’s compensation package being classified as multi-year guaranteed bonuses. As further explained below, these bonuses were strictly structured to mirror Ms. Stephenson’s forgone compensation had she stayed with her prior employer and to make her whole.

As previously disclosed by the Company, Ms. Stephenson’s Executive Employment Offer Letter (the “Offer Letter”) included the following bonuses: $60,400 if Ms. Stephenson remains Chief Operating Officer of the Company through March 31, 2025, and an additional retention bonus in the gross amount of $240,000 if she remains Chief Operating Officer of the Company through March 31, 2026 (collectively, the “Retention Bonuses”). Ms. Stephenson’s Retention Bonuses were included in the Offer Letter to compensate her for the bonus she forfeited upon separating from her prior employer and were structured to be paid at the same time the forfeited compensation would have been paid had she remained with her prior employer.

The Compensation Committee is committed to structuring a compensation program that allows us to attract, retain and motivate a talented executive team while remaining aligned with the interests of our shareholders. While we acknowledge that bonuses such as the Retention Bonuses should be used in extraordinary circumstances, we believe the Retention Bonuses were necessary to help us develop and institute the right executive team to lead the Company.

Voting and Meeting Information

If you have already returned your proxy card or voted via the Internet or by telephone and would like to change your vote on Proposal 3 or any other matter, you may revoke your proxy before it is voted at the Annual Meeting by:

•	delivering written notice to our transfer agent, Computershare, P.O. Box 505000, Louisville, KY 40233-5000, or via overnight delivery to Computershare, 462 South 4th St. Ste 1600, Louisville, KY 40202;
•	delivering written notice to the Corporate Secretary of United Fire Group, Inc. at P.O. Box 73909, Cedar Rapids, Iowa 52407-3909;
•	executing and delivering a later-dated proxy;
•	voting again by telephone or over the Internet;
•	appearing and voting in person at the Annual Meeting; or
•	attending virtually and voting during the Annual Meeting.

Attendance at the Annual Meeting, either in person or virtually, will not, by itself, revoke a previously granted proxy. If you hold your shares in street name, you may contact your broker, bank or other nominee for instructions as to how to revoke or change your vote. If you would like a new proxy card, you should contact the Company’s transfer agent, Computershare, at 1-800-736-3001.

This year’s Annual Meeting will be held at our principal executive offices at 118 Second Avenue SE, Cedar Rapids, Iowa 52401 and virtually via live audio webcast. Shareholders will be able to attend the Annual Meeting, submit questions and vote online by logging on to https://meetnow.global/MZUWQ5V using their 15-digit control number provided with the Notice Regarding the Availability of Proxy Materials or on the proxy card.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 3, THE SAY-ON-PAY ADVISORY VOTE.